                                                                    Exhibit 10.3

                          INTERIM FINANCIAL STATEMENTS

                          Red Giant Entertainment, Inc.
                                  Balance Sheet
                              For the periods ended

                                                     May 31,        December 31,
                                                      2012             2011
                                                    --------         --------
                                                   (unaudited)
ASSETS

CURRENT ASSETS
  Cash in Banks                                     $    705         $     97
  Inventory                                            6,837           16,301
  Prepaid Expenses                                    32,319               --
                                                    --------         --------
      TOTAL CURRENT ASSETS                            39,861           16,398
                                                    --------         --------
INTANGIBLEASSETS
  Intellectual Property                               29,250           29,250
  Less Accumulated Amortization                       (8,288)          (5,850)
                                                    --------         --------
      TOTAL INTANGIBLEASSETS                          20,962           23,400
                                                    --------         --------

      TOTAL ASSETS                                  $ 60,823         $ 39,798
                                                    ========         ========
LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES                                 $     --         $     --
  Common Stock, no par value, 5,000,000 shares
   authorized,issued and outstanding                  60,000           39,798
  Retained Earnings                                      823               --
                                                    --------         --------
      TOTAL STOCKHOLDER'S EQUITY                      60,823           39,798

      TOTAL LIABILITIES & STOCKHOLDER'S  EQUITY     $ 60,823         $ 39,798
                                                    ========         ========

   The accompanying notes are an integral part of these financial statements.

                                      F-1
                          Red Giant Entertainment, Inc.
                             Statement of Operations
                                   (unaudited)

                                       Five months ended      Five months ended
                                          May 31, 2012           May 31, 2011
                                           ----------             ----------
Sales
  Advertising                              $   1,242
  Publishing                                  29,930
  Creative Services                            7,514
                                           ---------              ---------
      Total Sales                             38,686                 13,429
                                           ---------              ---------
Cost of Sales
  Advertising                                  1,326
  Publishing                                  16,117
  Creative Services                            5,892
                                           ---------              ---------
      Total Cost of Sales                     23,335                  4,222
                                           ---------              ---------
      Gross Profit                            15,351                  9,207
Expenses
  Bank service charges                           366                    239
  Advertising & marketing                        456                    109
  Amortization expense                         2,438                  2,438
  Communication                                   40                    571
  Utilities                                      375                    375
  Professional Fees                            1,280                     --
  Other operating expense                        240                  1,334
                                           ---------              ---------
      Total Expense                            5,195                  5,066
                                           ---------              ---------
Net Income before taxes                       10,156                  4,141
                                           ---------              ---------
Income taxes                                      --                     --
                                           ---------              ---------

Net Income                                 $  10,156              $   4,141
                                           =========              =========
Net income per share,
 basic and diluted                         $   0.002              $   0.001
                                           =========              =========
Weighted average number of common
 shares outstanding                        5,000,000              5,000,000
                                           =========              =========

   The accompanying notes are an integral part of these financial statements.

                                      F-2
                          Red Giant Entertainment, Inc.
                             Statement of Cash Flow
                                   (unaudited)

                                                         Five months ended      Five months ended
                                                            May 31, 2012           May 31, 2011
                                                             ----------             ----------

OPERATING ACTIVITIES
  Net Income                                                  $ 10,156               $  4,141
  Adjustments to reconcile Net Income to net cash
   provided by operating activities:
     Amortization                                                2,438                  2,438
     Inventory                                                   9,464                 (8,005)
     Prepaid Expenses                                          (32,319)                    --
                                                              --------               --------
           NET CASH USED BY OPERATING ACTIVITIES               (10,261)                (1,426)
                                                              --------               --------
INVESTING ACTIVITIES
           NET CASH USED BY INVESTING ACTIVITIES                    --                     --
                                                              --------               --------
FINANCING ACTIVITIES
  Capital contributed                                           10,869                  1,426
                                                              --------               --------
           NET CASH PROVIDED BY FINANCING ACTIVITIES            10,869                  1,426
                                                              --------               --------
Net Cash Increase for Period                                       608                     --
Cash at Beginning of Period                                         97                     --
                                                              --------               --------

CASH AT END OF PERIOD                                         $    705               $     --
                                                              ========               ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                               $     --               $     --
                                                              ========               ========
  Income taxes paid                                           $     --               $     --
                                                              ========               ========
NON-CASH
  Shareholder contribution of intellectual property           $     --               $ 29,250
                                                              ========               ========

   The accompanying notes are an integral part of these financial statements.

                                      F-3
                          Red Giant Entertainment, Inc.
                    Notes to the Interim Financial Statements
                                  May 31, 2012

ORGANIZATION AND DESCRIPTION OF BUSINESS

Red Giant Entertainment LLC (hereinafter "the Company"), was incorporated in the
State of Florida, U.S.A., on January 1, 2011. The Company's fiscal year end is
December 31. On May 9, 2012, the Company incorporated and changed its name to
Red Giant Entertainment, Inc. All income and expenses in these financial statements have been recharacterized for reporting purposes to be all inclusive for the corporate entity. The Company was originally a publishing company, but has expanded its operations to include mass media and graphic novel artwork development.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States of America.
Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The unaudited interim financial information presented herein reflects all adjustments that are, in the opinion of management, necessary in order to make the financial statements not misleading. The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

ACCOUNTING METHOD
The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the
United States of America and reported in US Dollars.

ADVERTISING
Advertising costs are expensed as incurred. The Company expensed advertising costs of $456 and $109 as of May 31, 2012 and 2011, respectively.

CASH AND CASH EQUIVALENTS
For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As at May 31, 2012 and December 31,
2011, there were $705 and $97 of cash equivalents, respectively.

COST OF GOODS SOLD
Cost of goods sold includes the cost of creating services or artwork, advertising and books.

                                      F-4
FAIR VALUE MEASUREMENTS
Topic 820 in the Accounting Standards Codification (ASC 820) defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. ASC
820 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, ASC 820 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy is as follows:

     *    Level 1 inputs -- Unadjusted quoted process in active markets for identical assets or liabilities that the entity has the ability to access at the measurement date.

     *    Level 2 inputs -- Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

     *    Level 3 inputs -- Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The Company currently does not have any assets that are measured at fair value on a recurring or non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at
May 31, 2012 and December 31, 2011, nor gains or losses reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the periods ended May 31, 2012 and 2011.

INCOME TAXES
The Company was a limited liability company until May 9, 2012. As an LLC, no income tax provision was made at the Company level and all taxable income and deductions were passed directly to the equity owner. The Company will be evaluating the tax ramifications of the change in entity status and pending merger during the next several months.

RECENT ACCOUNTING PRONOUNCEMENTS
Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

In June 2011, the FASB issued authoritative guidance requiring entities to present net income and other comprehensive income (OCI) in one continuous statement or two separate, but consecutive, statements of net income and comprehensive income. The option to present items of OCI in the statement of changes in equity has been eliminated. The new requirements are effective for

                                      F-5
annual reporting periods beginning after December 15, 2011 and for interim reporting periods within those years. We do not expect the adoption to have a material impact on our financial statements.

In May 2011, the FASB issued further additional authoritative guidance related to fair value measurements and disclosures. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between accounting principles generally accepted in the United States (U.S. GAAP) and International Financial Reporting Standards
(IFRS). The guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2011. We are currently assessing the impact of the guidance.

In April 2010, the FASB issued ASU No. 2010-17, "Revenue Recognition - Milestone
Method (Topic 605)." This ASU provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. This update was effective in the second quarter of 2011. Adoption of this update is not anticipated to have a material impact on the Company's results of operation or financial position.

In January 2010, the FASB issued ASU No. 2010-06, "Fair Value Measurements and
Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements."
This ASU requires additional disclosures about significant unobservable inputs and transfers within Level 1 and 2 measurements. Adoption of this update did not have any impact on the Company's results of operation or financial position.

REVENUE RECOGNITION
Revenue for the Company is recognized from three primary sources: Advertising
Revenue, Publishing Sales and Creative Services. Revenue in 2011 was processed through our Paypal Account and Project Wonderful accounts where applicable.

Advertising revenue comes from the following sources and is stated at net after commissions:

     *    Keenspot: Revenue is recognized from Keenspot's arrangements with advertisers at an agreed upon cost per thousand verified impressions
          (CPM) to our Keenspot sites whereby advertisers pay based on the number of times the target audience is exposed to the advertisement.
          This revenue is recognized on a net basis in the monthly period in which the impressions occur (i.e., advertisers pay us within 90 calendar days of receiving Keenspot's invoices). The particular CPM rate varies based upon bids by advertisers and other customary factors. In exchange for advertising, hosting, IT, and sales management, Keenspot takes 50% commission of ad revenue for their services.

     *    Project Wonderful: Revenue is paid immediately and based upon bids by advertisers for a set amount of time at the prevailing highest winning rate. Project Wonderful takes a 25% commission of ad revenue for their services.

                                      F-6
Publishing Revenue comes from the following sources:

     *    Kickstarter Campaigns: These are presales for books and revenue is recognized only once the books arrive and are shipped to the buyers.

     *    Direct Sales: Through our online store, we sell directly to clients and the transactions process through our Paypal account. All orders are shipped immediately and revenue is recognized immediately.

Creative Services are artwork, writing, advertising, and other creative endeavors we handle for outside clients. Revenue is recognized upon payment for services.

Shipping and Handling for purchases are paid directly by the consumer through
Paypal. The Company has not established an allowance for doubtful accounts, as all transactions are handled through Paypal directly by the consumer.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. The
Company reviews its estimates on an ongoing basis. The estimates were based on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from these estimates. The Company believes the judgments and estimates required in its accounting policies to be critical in the preparation of the Company's financial statements.

NOTE 2 - MANAGEMENT STATEMENT REGARDING GOING CONCERN

The Company is currently generating revenues from operations sufficient to meet its operating expenses. However, as the Company completed the first year of operation in 2011, management believes that given the current economic environment and the continuing need to strengthen our cash position, there is still doubt about the Company's ability to continue as a going concern.
Management is currently pursuing various funding options, including seeking debt or equity financing, licensing opportunities, as well as a strategic or other transaction, to obtain additional funding to continue the development of, and successfully commercialize, its products. There can be no assurance that the
Company will be successful in its efforts. Should the Company be unable to obtain adequate financing or generate sufficient revenue in the future, the
Company's business, results of operations, liquidity and financial condition would be materially and adversely harmed, and the Company will be unable to continue as a going concern.

The Company believes that its ability to execute its business plan, and therefore continue as a going concern, is dependent upon its ability to do the following:

                                      F-7
     *    obtain adequate sources of funding to fund long-term business operations;

     *    enter into a licensing or other relationship that allows the Company to commercialize its products;

     *    manage or control working capital requirements; and

     *    develop new and enhance existing relationships with product distributors and other points of distribution for the Company's products.

There can be no assurance that the Company will be successful in achieving its short- or long-term plans as set forth above, or that such plans, if consummated, will enable the Company to obtain profitable operations or continue in the long-term as a going concern.

NOTE 3 - STOCKHOLDER'S EQUITY

The Company is wholly owned. The stockholder's equity at May 31, 2012 was as follows:

LLC:
Beginning balance, January 1, 2011                       $    --
Contributions for shares                                  30,676
Allocation of income                                       9,122
                                                         -------
Ending balance, December 31, 2011                         39,798
                                                         -------
Contributions                                             10,869
Allocation of income                                      10,156
                                                         -------
Ending balance, May 8, 2012                              $60,823
                                                         =======

On May 9, 2012, the Member Equity in the LLC was fully converted into common shares of the corporation, which included $9,333 in income allocated to the LLC.
The additional $823 was accumulated earnings for the corporate entity. As of May
31, 2012, the sole member became the sole shareholder of the Company and was issued all of the 5,000,000 authorized shares.

NOTE 4 - INVENTORY

As of May 31, 2012, inventory consisted of physical copies of published books, as well as artwork is used for digitally distributed works for advertising revenue and future publications. The inventory is valued at the cost to produce.

NOTE 5 - INTELLECTUAL PROPERTY

The Company's intellectual property consists of graphic novel artwork and was contributed by the Member to the Company and valued at $29,250, which was determined based on a per page cost for artists and printing. The intangible is

                                      F-8

being amortized over its life of five years. Amortization cost for the year periods ended May 31, 2012 and 2011 $2,438 and $2,438, respectively. The Company expects to amortize the remaining $20,962 over the remaining life of approximately four years at $5,850 per year.

NOTE 6 - SUBSEQUENT EVENTS

On June 11, 2012, Castmor Resources Ltd., a Nevada corporation entered into a certain Share Exchange Agreement (the "Share Exchange Agreement") with Red Giant
Entertainment, Inc., a Florida corporation, ("RGE"), and Benny Powell, who presently owns 100% of the issued and outstanding shares in RGE. Pursuant to the terms and conditions of the Share Exchange Agreement, RGE shall exchange 100% of the outstanding shares in RGE in exchange for forty million (40,000,000)
newly-issued restricted shares of the Company's common stock, par value $0.001 per share.

The exchange will result in RGE becoming a wholly-owned subsidiary of the
Company. As a result of the Share Exchange Agreement, the Company will now conduct all current operations through Red Giant Entertainment, and our principal business became the business of RGE.

                                      F-9